UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2013

Innovative Designs, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation)

000-51791	03-0465528
(Commission File Number)	(IRS Employer Identification No.)

124 Cherry St., Suite 1 Pittsburgh, Pennsylvania	15223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 799-0350

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 4, 2013, the registrant announced that it had entered into a distribution agreement with EdgetechSolar Energenx Co. Ltd. A copy of the press release is being furnished as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits

Exhibits. The following exhibit is being filed or furnished with this Report.

Exhibit No.	Exhibit Description
99.1	Copy of registrant’s press release dated April 4, 2013

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

April 4, 2013

Innovative Designs, Inc.
Registrant

By:	/s/ Joseph Riccelli
Joseph Riccelli
Title:	Chief Executive Officer